Northern States Power - Manitoba Hydro

500 MW System Participation Power Sale Agreement

               This SYSTEM PARTICIPATION POWER SALE AGREEMENT (“Agreement”) is entered into effective as of August 1 2002, by and between Northern States Power Company (“NSP” or “Buyer”), a Minnesota corporation in the United States and The Manitoba Hydro-Electric Board (“MH” or “Seller”), a Manitoba Crown Corporation incorporated pursuant to the provisions of The Manitoba Hydro Act (R.S.M. 1987, c.H190), each of the foregoing entities being sometimes referred to individually as “Party” or collectively referred to as “Parties”.

RECITALS

               0.01 WHEREAS, the Parties entered into a 500 kV Coordination Agreement (the “Coordination Agreement”) effective February 1, 1991 for the interconnected operation of the Parties’ 500 kV transmission line and for the provision of various services pursuant to the Service Schedules of said Coordination Agreement; and

               0.02 WHEREAS, Section 4.01(b) of the Coordination Agreement provides for other transactions to be executed by the Parties from time to time; and

               0.03 WHEREAS, NSP issued a Request for Proposals dated August 2, 1999 in response to which MH submitted an offer to sell System Participation Power which was accepted by NSP; and

               0.04 WHEREAS, MH is capable of providing System Participation Power to NSP as provided hereunder from its existing resources, including those under construction; and

               0.05 WHEREAS, NSP desires to purchase and MH desires to sell System Participation Power pursuant to the terms and conditions set forth in this Agreement; and

               0.06 WHEREAS MH recognizes that NSP is relying on the reliable and consistent availability of System Participation Power in accordance with the terms and conditions of this Agreement; and

               0.07 WHEREAS, NSP and MH are each party to the Restated MAPP Agreement; and

               0.08 WHEREAS, the Parties require governmental permits and approvals for the import and export of electric energy.

               NOW, THEREFORE, in consideration of the mutual promises and covenants of each Party to the other contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE 1

DEFINITIONS

          Section 1.01     Unless otherwise specified in this Agreement, the following terms as used in this Agreement shall have the meanings set forth below:

Accreditable Capacity—shall mean capacity that meets the characteristics and is eligible to constitute “accredited capacity” as defined in the Restated MAPP Agreement, or, in the event such term is no longer contained in the Restated MAPP Agreement or the Restated MAPP Agreement no longer applies, a substantially comparable capacity product consistent with the requirements of the relevant RRO.

Affiliate—shall mean any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with NSP or MH.

Border Accommodation Power Sales—shall mean those power or energy sales to customers located in Provinces and States adjacent to the Province of Manitoba whereby electric service to those locations is not otherwise readily available from other power suppliers. In all cases, these sales are made over transmission systems lower than 115 kV.

Business Day—shall mean Monday through Friday, excluding holidays recognized by the North American Electric Reliability Council, or its successor reliability organization.

CPT—shall mean Central Prevailing Time.

Contract Term—shall mean May 1, 2005, through April 30, 2015.

Contract Year—shall mean a twelve month period, May 1 through April 30 of the following calendar year, whether or not within the Contract Term.

Coordination Agreement—shall mean the 500 kV Coordination Agreement between the Parties dated February 1, 1991 as amended from time to time, provided that if such contract is terminated prior to the termination of this Agreement then the terms of such contract as they existed immediately prior to such termination shall be deemed to apply for purposes of this Agreement.

End-Use Load—shall mean the load of persons or other entities that purchase or produce electric energy for their own consumption and not for resale.

Energy—shall mean Guaranteed Energy and Supplemental Energy.

Firm Power—shall mean generating capacity and associated energy intended to be available at all times, except as agreed otherwise by MH and the Firm Power purchaser, and for which MH maintains generation reserves in accordance with standards and requirements established by the RRO to which the Firm Power purchaser belongs, or with respect to

Firm Power sales to the City of Winnipeg (if applicable), the RRO to which MH belongs.

Firm Transmission Service—shall include firm point-to-point and network integration transmission service provided pursuant to the OATT (or subsequent transmission service as allowed by this Agreement) of either Party’s Transmission Provider and/or transmission service to bundled native load customers, or other service for delivery of Energy as allowed by this Agreement.

Force Majeure—shall mean an event or circumstances, excluding those set forth in Section 3.06(b)(1), (2) and (3) and Section 3.07(a)(1), which prevents one Party from performing its obligations under this Agreement, which event or circumstance was not anticipated as of the date of this Agreement, which is not within the reasonable control of, or the result of the negligence of, the claiming Party, and which, by the exercise of due diligence, the claiming Party is unable to overcome or avoid or cause to be avoided. For greater certainty, Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Accreditable Capacity and Energy governed by this Agreement; or (iii) Seller’s ability to sell the Accreditable Capacity and Energy governed by this Agreement at a price greater than the prices determined by this Agreement.

Good Utility Practice—shall mean, at any particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the hydro-electric utilities located in North America during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time a decision is made, could be expected to produce the desired result at the lowest reasonable cost consistent with reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a range of acceptable practices, methods or acts.

Guaranteed Energy—shall have the meaning set forth in Section 2.03.

MAPP Reliability Council—shall mean the Mid-Continent Area Power Pool Reliability Council or successor regional reliability organization to which NSP belongs, if any, or any committee or subcommittee thereof.

OATT—shall mean an Open Access Transmission Tariff that (i) in the case of NSP, has been filed with and accepted by FERC as complying with FERC’s then current open access, comparability and nondiscrimination requirements, (ii) in the case of MH, provides reciprocal open access transmission service on a sufficiently comparable and nondiscriminatory terms so as to entitle MH to use the OATTs of transmission providers in the United States, and (iii) in the case of a third party, has been filed with and accepted by FERC as complying with FERC’s then current open access, comparability and nondiscrimination requirements, or provides reciprocal open access transmission service so as to entitle such entity to transmit electricity with entities whose OATT has been filed with and accepted by FERC as an OATT.

Performance Assurance—shall mean collateral in the form of cash, letter(s) of credit or other security reasonably acceptable to the Requesting Party.

Point of Delivery—shall mean the location, as set forth in Section 3.03 of this Agreement, at which MH delivers Energy to NSP and title to the Energy transfers to NSP.

Point of Interconnection—shall mean the point or points where MH’s high voltage transmission facilities, which are physically connected with the high voltage transmission facilities owned by NSP, cross the international boundary between the Province of Manitoba and the United States of America.

Real Power Losses—shall have the same meaning as provided in the transmission tariff (or rules) of the applicable Transmission Provider.

Requesting Party—shall have the meaning set forth in Section 9.02.

Restated MAPP Agreement—shall mean the agreement among MAPP participants governing their relationship dated January 12, 1996, as amended from time to time.

RRO—shall mean a regional reliability organization, including the MAPP Reliability Council, if applicable.

Schedule or Scheduling—shall mean the actions of Seller, Buyer and their designated representatives, of notifying, requesting and confirming to each other the quantity of Energy to be delivered on any given day or days during the Contract Term.

Supplementary Agreement—shall mean an instrument in writing duly authorized and executed by the Parties which amends, alters, varies, modifies or waives any provision of this Agreement.

Supplemental Energy—shall have the meaning set forth in Section 2.04.

System Participation Power—shall mean generating capacity and associated energy intended to be available at all times, and which excludes any generation reserves established or required by the RRO to which the purchaser belongs, which capacity shall constitute Accreditable Capacity.

Third Party Claim—shall mean a claim by any person or entity other than the Parties or their Affiliates.

TLR—shall mean those procedures which enable any Transmission Provider, pursuant to its OATT, to curtail transactions that contribute to an overload on the electric system in order to preserve system reliability, including any instruction or requirement under such procedures that (i) MH reduce, curtail or suspend Energy Schedules or deliveries to NSP under this Agreement, or (ii) NSP reduce or cease Scheduling or accepting deliveries of Energy from MH under this Agreement. For purposes of this Agreement, TLR shall be deemed to include Transmission Loading Relief under the NERC procedures or other process administered pursuant to an applicable OATT.

Transmission Provider—shall mean any entity or entities transmitting or transporting the Energy under an OATT (or subsequent transmission service as allowed by this Agreement) and as governed by this Agreement.

Section 1.02 Unless the context otherwise requires:

(1) Words singular and plural in number shall be deemed to include the other and pronouns having masculine or feminine gender shall be deemed to include the other.

(2) Any reference in this Agreement to any person or entity includes its successors and assigns and, in the case of any governmental authority, any person or entity succeeding to its functions and capacities.

(3) Any reference in this Agreement to any Section or Appendix means and refers to the Section contained in, or Appendix attached to, this Agreement.

(4) Other grammatical forms of defined words or phrases have corresponding meanings.

(5) A reference to writing includes typewriting, printing, lithography, photography and any other mode of representing or reproducing words, figures or symbols in a lasting and visible form, including electronic mail.

(6) A reference to a Party to this Agreement includes that Party’s successors and permitted assigns.

(7) A reference to a document or agreement, including this Agreement, includes a reference to that document or agreement as amended from time to time.

Section 1.03

Words not otherwise defined herein that have well known and generally accepted technical or trade meanings are used herein in accordance with such recognized meanings.

ARTICLE 2

SUPPLY AND PURCHASE OBLIGATIONS

               Section 2.01 Except as specified in Section 2.04 and 3.06, at all times during the Contract Term, MH shall make available to NSP 500 MW of System Participation Power.

               Section 2.02 MH shall maintain sufficient resources to meet MH’s commitment under this Agreement. Said resources shall be Accreditable Capacity pursuant to the RRO to which MH belongs. MH shall comply with all relevant RRO procedures in connection with accreditation of the resources required to supply the Accreditable Capacity that is the subject of this Agreement and throughout the Contract Term shall maintain its Reserve Capacity Obligation in accordance with the higher of the levels required by: (a) Sections 6.4.2 and 3.53 of the Restated MAPP Agreement as such sections require as of the date of execution of this Agreement, or (b) the Reserve Capacity Obligation or substantially-equivalent planning reserve requirement of any RRO to which MH belongs. In the event MH is not a member of an RRO, MH agrees to maintain Reserve Capacity Obligation or substantially-equivalent planning reserve on its system in the same amount and of the same quality as if sections 6.4.2 and 3.53 of the Restated MAPP Agreement (as in effect on the date of execution of this Agreement) were still in effect.

               Section 2.03 Except as specified in Section 3.06 and 3.07, at all times during the Contract Term, MH shall make available for delivery to the Point of Delivery and NSP shall Schedule and accept delivery at the Point of Delivery or pay (i.e. “take or pay”) for 160,000 MWh of energy during each rolling consecutive twenty-eight (28) calendar day period, meaning each and every rolling twenty-eight (28) day period terminating at hour ending 24:00 of each calendar day (“Guaranteed Energy”).

               Section 2.04 In addition to the Guaranteed Energy specified in Section 2.03, MH may, at its sole discretion, offer to supply additional energy (“Supplemental Energy”) associated with the 500 MW of Accreditable Capacity made available pursuant to this Agreement. The price associated with the supply of Supplemental Energy shall be as mutually agreed by the Parties and MH shall have the unfettered discretion to propose any price for Supplemental Energy. Except as provided herein, all other terms and conditions of this Agreement shall apply to the sale and purchase of Supplemental Energy. In the event that this provision precludes or impedes obtaining accreditation of this Agreement by the MAPP Reliability Council, for 500 MW of Accreditable Capacity, MH shall agree to amend this provision sufficient to allow such accreditation to be obtained.

               Section 2.05 Notwithstanding the fact that delivery of Guaranteed Energy is subject to curtailment by MH in accordance with Sections 3.06 and 3.08, in conducting its energy planning, MH recognizes that NSP is relying on the reliable and consistent availability of Guaranteed Energy hereunder. MH covenants and agrees to use commercially reasonable efforts to have sufficient energy available at all times to reliably and consistently provide NSP Guaranteed Energy under this Agreement.

a. The Parties agree that MH’s energy supply planning under this Section 2.05 is for the purpose of planning for the availability of sufficient energy, taking into account the hydraulic nature of the majority of MH’s generation resources, in order to provide NSP Guaranteed Energy hereunder consistently and reliably.

b. MH agrees that it will undertake long term and season-ahead energy supply planning, including the marketing of surplus energy and the purchase of energy to offset projected energy needs, in a manner that includes the following:

(1)	MH will plan to have sufficient energy available to meet MH’s needs, including serving NSP’s purchase of Guaranteed Energy hereunder and all of MH’s other wholesale power and energy sales of equal or greater priority to NSP’s purchase hereunder, under normal operating circumstances, and in spite of the recurrence of the lowest river flows in Manitoba on record between 1912 and the date of execution of this Agreement as the worst case scenario. In the event that during the Contract Term actual Manitoba river flows are lower than said worst case scenario, MH shall not be obligated to plan additional resources to supply NSP under this Agreement until such time as

MH changes its planning criteria for all of MH’s firm transactions.

(2)	MH’s energy supply planning process will take into account future load growth forecasts provided for in MH’s formal load forecast, which is reviewed and updated annually.

(3)	MH will conduct its energy supply planning in accordance with Good Utility Practice.

ARTICLE 3

SCHEDULING, AVAILABILITY AND DELIVERY

Section 3.01

               a. MH acknowledges that its Transmission Provider currently has in place an OATT that governs the provision of transmission service for delivery to the Point of Delivery of Energy purchased by NSP under this Agreement. MH shall be solely responsible for arranging and paying for Firm Transmission Service (or if such service does not exist in the future, the highest priority delivery service available) for delivery of Energy to the Point of Delivery at its sole cost. Attached as Appendix 1 hereto is a copy of OASIS transmission reservation Number 155212, which is the transmission service reservation purchased by MH for the purposes of this Agreement. NSP shall be responsible for arranging and paying for Firm Transmission Service (or substantially comparable transmission service) with its Transmission Provider(s) to transmit the Energy from the Point of Delivery.

(1)	Nothing in this Agreement shall obligate MH or its Transmission Provider to maintain an OATT in effect during the Contract Term.

(2)	In the event that MH or its Transmission Provider cease to maintain an OATT in effect MH shall allocate sufficient transmission capacity for delivery of Energy to the Point of Delivery.

               b. MH acknowledges that the transmission service reserved for the purposes of this Agreement is reserved through an exercising of MH’s right of first refusal arising under the the reservation priority right described in Section 2.3 of MH’s Transmission Provider’s OATT upon expiration of the firm transmission service rights granted by the 500 MW Power Sale Agreement between the Parties dated June 14, 1984. If NSP is able to obtain firm transmission service under the applicable OATT for delivery from and after the Point of Delivery of Energy purchased hereunder without (i) it or its Transmission Provider or the Mid-West Independent System Operator incurring expenses associated with infrastructure or interconnection improvements to accommodate such Firm Transmission Service, and (ii) without needing to exercise any right of first refusal it or its Transmission Provider may have under the applicable OATT, then NSP hereby waives any right of first refusal it may have arising under the OATT of NSP’s Transmission Provider (or the OATT of any regional transmission organization with authority over

NSP’s Transmission Provider’s system) upon expiration of the firm transmission service rights granted by the 500 MW Power Sale Agreement between the Parties dated June 14, 1984. To the extent NSP is unable to obtain such firm transmission service under the applicable OATT NSP shall retain any rights it may have to utilize any such right of first refusal.

               Section 3.02 NSP shall be responsible for Scheduling the Energy for delivery by MH to the Point of Delivery.

               Section 3.03

a. The Point of Delivery shall be at the Point of Interconnection unless agreed otherwise by the Parties.

b. MH may provide Scheduled Energy to a Point of Delivery within NSP’s transmission system other than the Point of Interconnection, provided (i) NSP agrees in its sole discretion that such delivery will not result in any adverse economic or reliability impact on NSP in light of all circumstances (including the effect such request has on NSP’s Energy Schedule under this Agreement), and (ii) MH shall agree to pay all transmission service costs, including congestion management fees, associated with delivery of Guaranteed Energy to a Point of Delivery other than the Point of Interconnection. NSP shall respond to a request for a Point of Delivery other than the Point of Interconnection within a reasonable period of time.

              Section 3.04 As between the Parties, title to and risk of loss of the Energy shall pass from MH to NSP at the Point of Delivery.

              Section 3.05 Unless otherwise mutually agreed, all Scheduling of the Energy to the Point of Delivery shall occur by 9:00 AM CPT on the Business Day prior to delivery. The maximum Schedule for Energy during any hour shall be 500 MW. With the exception of Schedules that are curtailed pursuant to the terms of this Agreement, all Schedules associated with Guaranteed Energy shall provide for continuous 16 consecutive-hour delivery at 500 MW per hour, unless otherwise mutually agreed. During periods of curtailment, Schedules for delivery of Guaranteed Energy for durations less than 16 hours and at rates of less than 500 MW per hour are permitted to the extent required by the factor(s) giving rise to the curtailment. Subject to the requirements of this Section, Sections 2.03, 3.06 and 3.07, NSP in its sole discretion shall determine the hours of Guaranteed Energy delivery.

               Section 3.06

a. MH shall not have the right to withhold, reduce or curtail the amount of Accreditable Capacity made available to NSP through this Agreement for any reason, including Force Majeure, except to the extent allowed pursuant to Section 7.02 hereof.

b. MH’s curtailment of Energy shall be allowed only in the circumstances and to the extent set forth below in paragraphs (1), (2), (3) and (4):

(1)	In the event that, in order to maintain the reliable operation of the interconnected AC transmission system, MH is required to reduce or curtail NSP’s

Schedule, the transaction curtailment priority used by MH relative to all uses of such AC transmission system at the time shall be implemented exclusively under MH’s Transmission Provider’s OATT, excepting that (i) MH shall redispatch its generation system to the full extent possible to alleviate such event or condition without curtailing deliveries under this Agreement and (ii) curtailment of NSP’s Schedule hereunder shall be allowed to the extent and for the period that absent such curtailment, outage to End-Use Load in Canada or Border Accommodation Power Sales (up to the limits imposed pursuant to Section 3.08(1)) would have been required, consistent with Good Utility Practice.

(2)	In the event MH or its Transmission Provider ceases to have an OATT, curtailment or reduction of NSP’s Schedule hereunder in order to maintain the reliable operation of the interconnected AC transmission system, shall be implemented exclusively in accordance with this clause (2). Curtailment of energy deliveries under this paragraph to accommodate such events shall be implemented as follows, in the order specified, until the required amount of loading relief has been obtained: a) MH shall first curtail all transmission service or transactions, that are lower than the highest priority delivery service available as allowed by Section 3.01(a) above, which contribute to the condition requiring curtailment; b) MH shall redispatch its generation system to continue the Energy Schedule hereunder consistent with producing the desired loading mitigation upon the congested facility(s); c) to the extent all transactions identified in clause (a) of this paragraph are curtailed and system redispatch is not sufficient to produce the necessary mitigation that would avoid curtailment of the NSP’s Schedule, the transaction curtailment priority used by MH relative to all uses of such AC transmission system at the time shall be implemented in a comparable and non-discriminatory manner, provided that (i) MH shall redispatch its generation system to the full extent possible to alleviate such event or condition without curtailing deliveries under this Agreement and (ii) curtailment of NSP’s Schedule hereunder shall be limited to the extent and for the period that absent such curtailment, outage to End-Use Load in Canada or Border Accommodation Power Sales (up to the limits imposed pursuant to Section 3.08(1)) would have been required, consistent with Good Utility Practice.

(3)	In the event that all or a portion of MH’s generation capacity is unavailable due to (i) forced outages of generating unit(s), (ii) derates of generating unit(s) caused by low water flow or other reason, (iii) the unavailability of generation outlet capacity caused by a forced outage or derate of MH’s high voltage DC (“HVDC”) system, or (iv) scheduled outages of generating unit(s) or MH’s HVDC system, to the extent that such scheduled outages are reasonably necessary to avoid equipment damage to facilities or to avoid the deferral of normal or scheduled maintenance beyond that consistent with Good Utility Practice, and to the extent that such outages as referenced in any of clauses (i), (ii), (iii) or (iv) cause MH to have insufficient energy to serve the total load requirements of MH’s End-Use Load in Canada and Border Accommodation Power Sales (up to the limits imposed pursuant to Section 3.08(1)), Firm Power sales and System Participation Power sales to any person or entity other than sales to an Affiliate of MH which are for the purpose of serving End-Use Load outside Canada, Energy deliveries to NSP may be reduced in an amount equal to the lesser of the amount necessary to respond to such circumstance or the amount necessary to make pro rata reductions of all energy deliveries in the order specified pursuant to Section 3.08.

(4)	To the extent a Force Majeure actually precludes MH’s ability to make, or to continue to make available Energy under this Agreement, MH may restrict, limit or discontinue deliveries to NSP only to the extent that the Force Majeure actually causes MH to have an actual inability to deliver Energy sufficient to fulfill a Schedule under this Agreement. In such circumstance, deliveries to NSP may be reduced in an amount equal to the lesser of the amount necessary to respond to the Force Majeure or the amount necessary to make pro rata reductions of all deliveries in the order specified pursuant to Section 3.08.

c. MH shall give NSP reasonable notice of any known or anticipated event expected to give rise to the right of curtailment under Section 3.06(b)(3) and (4), including the anticipated duration of such event. MH shall provide daily updates thereafter throughout the duration of such an event.

(1)	In the event that curtailment events are expected to last more than one day, NSP shall be deemed to have Scheduled deliveries of a 16-hour block at 500 MW per hour for each Monday through Friday during such event.

(2)	In the event of an MH curtailment during any period in which NSP has Scheduled or is deemed to have Scheduled deliveries under clause (1) above, NSP shall not thereafter be obligated to accept delivery of the quantity of Energy subject to the curtailment for the remainder of the expected duration of the curtailment, as communicated by MH pursuant to clause (c) above, provided that if deliveries from MH become available again prior to the expiration of such period, MH shall first offer to resume deliveries to NSP prior to attempting to sell such available Energy to any other person or entity.

(3)	In the event that circumstances give MH the right to curtail pursuant to Section 3.06(b), MH shall use due diligence to overcome or avoid such circumstances. The Parties acknowledge and agree that “due diligence” does not obligate Manitoba Hydro to purchase energy from a third party. Notwithstanding the provisions of the preceding sentence and subject to the limitations contained in Sections 3.06(c) and 3.06(d), MH retains the right to deliver Energy under conditions which give rise to the right to curtail.

(4)	MH agrees that it will not reduce or suspend deliveries under this Agreement in an amount greater than necessary to respond to the circumstance giving rise to the right of curtailment and will only reduce or suspend deliveries under this Agreement, in a maximum amount, pro rata in accordance with the priorities set forth in Sections 3.06(b)(1) and (2), and 3.08. In no event may MH curtail deliveries (i) for End Use Load outside Canada, or to serve Border Accommodation Power Sales beyond the limits set forth in Section 3.08, (ii) for the purpose of supplying Firm Power to an Affiliate which results in the serving of End-Use Load outside Canada or for making any non-Firm Power sale to any person or entity.

d. If curtailment events are expected to last one calendar week or greater, MH agrees that absent NSP’s consent, MH shall curtail deliveries of Energy uniformly on each hour of each day of such curtailment. For example, if MH reasonably believes an event will cause it to be able to curtail deliveries to the level of 300 MW per hour for some portion of one week, MH shall deliver 300 MW per hour during all hours of such curtailment event. During such an event MH shall offer to NSP any additional Energy (up to a total of 500 MW per hour) it can deliver, specifying the quantity and hours such Energy is available. NSP shall have the right but not the obligation to take such additional Energy.

              Section 3.07

a. NSP shall have the right to curtail, reduce, cancel or suspend a Schedule specified in Article 2 or otherwise refuse to accept deliveries in accordance with the following provisions:

(1)	In the event that NSP is directed by a Transmission Provider to implement TLR or otherwise curtail Firm Transmission Service required for delivery of any Energy Scheduled under this Agreement, in order to maintain the reliable operation of the interconnected transmission system, NSP’s purchase of Energy (and corresponding take or pay obligation) may be curtailed by NSP under this paragraph up to the limitation imposed by a Transmission Provider.

(2)	To the extent a Force Majeure actually precludes NSP’s ability to take, or to continue to accept Energy under this Agreement.

b. NSP’s obligation to pay for Guaranteed Energy pursuant to Section 2.03 shall only be reduced:

(1)	by the amount of Guaranteed Energy Scheduled (or deemed to have been Scheduled pursuant to Section 3.06(c) by NSP during hour ending 6:00 through hour ending 24:00, Monday through Friday, that (i) is not delivered by MH for the reasons set forth in Section 3.06(b) or 3.06(c); or (ii) is not received by NSP for reasons set forth in Section 3.07(a).

For the purpose of this subsection 3.07(b), said reduction shall be equal to 500 MWh per hour, less any amount able to be Scheduled by NSP and delivered by MH for no more than 16 hours per day, Monday through Friday. Said reduction shall apply to any rolling 28 day period that includes the calendar day upon which the failure to deliver or inability to Schedule occurs. In no event shall the reduction applicable to any given calendar day exceed 8,000 MWh less the total Guaranteed Energy delivered to NSP on said calendar day.

               Section 3.08

a. In the event of curtailment by MH pursuant to Section 3.06(b)(3) and (4), then the following priority criteria shall be used to determine the amount of Energy that shall be subject to curtailment:

(1)	Unless otherwise specified through contractual arrangements with MH’s End-Use Load customers, Manitoba wholesale requirements customers or Border Accommodation Power Sales customers, all Firm Power supplied to said customers shall take priority over all other power and energy sales, provided however that the priority of Border Accommodation Power Sales, shall be limited to a maximum aggregate load of 40 MW;

(2)	Other than Firm Power sales to an Affiliate of MH for the purpose of, or resulting in, the serving of End-Use Load outside Canada, Firm Power sales shall take priority over all System Participation Power sales;

(3)	System Participation Power sales shall take priority over all other power and energy sales;

(4)	In the event that more than one System Participation Power sale exists, contracts with terms greater than six months shall take priority over contracts with terms less than or equal to six months;

(5)	In the event that more than one System Participation Power sale exists in the time frames specified in (4) of this section, curtailment with respect to such power sales shall be made on a pro rata basis.

b. Notwithstanding the foregoing curtailment priorities, MH agrees that the curtailment priority for the deliveries of Energy under this Agreement shall never be subordinate to or lower in priority than the highest priority accorded to any sale made by MH or any Affiliate for End-Use Load in the United States.

c. Notwithstanding Section 3.08 a., in the circumstances where a curtailment by MH is necessitated only by the events described in Section 3.06(b)(3)(i), (iii) and (iv), MH reserves the right to curtail higher priority sales over lower priority sales to the extent that curtailment of such lower priority sales can be avoided by MH purchasing energy from third parties.

               Section 3.09 Each Party shall provide as much notice and as many details as practicable to the other Party regarding Schedule curtailment, inability to Schedule, refusal to deliver, refusal to accept delivery or the unavailability of Guaranteed Energy pursuant to Sections 3.06 and 3.07, including the anticipated duration of curtailment or inability to Schedule or accept delivery of Energy. The Party unable to perform its obligations shall provide daily updates to the other Party.

               Section 3.10 If during a period of curtailment pursuant to this Agreement, MH arranges for the supply of emergency replacement energy to NSP from a third party, in accordance with policies and/or procedures in place within an RRO to which both Parties belong, such Energy shall not be considered Guaranteed Energy. All obligations to take or pay for such emergency replacement energy shall be governed by the Parties’ contract with the RRO to which both Parties belong or in the absence of such payment provisions, NSP shall pay MH for all costs incurred by MH arising from such supply.

ARTICLE 4

CAPACITY PRICING

               Section 4.01 The monthly rate for Accreditable Capacity required to be made available pursuant to Section 2.01 shall be as follows and shall be changed on an annual basis effective May 1 using the following formula:

Omitted: confidential treatment under Rule 24b-2 requested

ARTICLE 5

ENERGY PRICING

               Section 5.01 The rate for Guaranteed Energy shall be as follows and changed on an annual basis effective May 1 using the following formula:

Omitted: confidential treatment under Rule 24b-2 requested

ARTICLE 6

BILLING AND COST RESPONSIBILITY

               Section 6.01 Sections 8.01 through and including Section 8.08 of the Coordination Agreement, excluding Section 8.02, are incorporated by reference into this Agreement and shall apply as if this Agreement was a Service Schedule to the Coordination Agreement.

               Section 6.02 The amount payable by NSP to MH in each month shall be the sum of:

(1) the Monthly Capacity Rate (in dollars per MW-month) determined in accordance with Section 4.01, multiplied by the lesser of 500 MW or the amount of Accreditable Capacity provided pursuant to Section 7.02 as adjusted; plus

(2) the Energy Rate (in dollars per MWh) as determined in accordance with Section 5.01, multiplied by the quantity of Guaranteed Energy Scheduled by NSP; plus

(3) the rate for Supplemental Energy (in dollars per MWh) as agreed to in accordance with Section 2.04, multiplied by the quantity of Supplemental Energy Scheduled by NSP; minus

(4) the Energy Rate (in dollars per MWh) as determined in accordance with Section 5.01 multiplied by the quantity of Guaranteed Energy Scheduled but not delivered due to the provisions of Sections 3.06 or 3.07; minus

(5) the rate for Supplemental Energy (in dollars per MWh) as agreed to in accordance with Section 2.04 multiplied by the quantity of Supplemental Energy Scheduled but not delivered due to the provisions of Sections 3.06 and 3.07; plus

(6) the amount owing, if any, (“Take or Pay Payment”) due to the Minimum Guaranteed Energy that was not reduced or curtailed pursuant to Sections 3.06 or 3.07 and not Scheduled or otherwise purchased by NSP during the billing month between hour ending 6:00 through hour ending 24:00, Monday through Friday, and calculated as follows:

Minimum Guaranteed Energy = D-C

Take or Pay Payment = ((D-C)-E) x Energy Rate if (D-C) > E

Or

Take or Pay Payment = $0.00 if (D-C) = or < E

where,

-	D shall be equal to (A x 16) x 500 MW per hour, where “A” is the number of Monday through Friday days in the billing month; and

-	C shall be the reduction in NSP’s obligation to Schedule and/or pay for (in MWh) Guaranteed Energy, as calculated pursuant to Sections 3.06 and 3.07;

-	E shall be the quantity of Guaranteed Energy delivered to NSP during the billing month, which was delivered during hour ending 6:00 through hour ending 24:00, Monday through Friday and with a maximum quantity of 8,000 MWh on each of those days;

plus

(7) reimbursement to MH for any extra transmission costs incurred pursuant to Section 6.04; and minus

(8) any reimbursement to NSP for extra transmission costs incurred pursuant to Section 3.03(b).

               Section 6.03 MH is responsible for all costs as a result of making Accreditable Capacity available pursuant to this Agreement, as well as any transmission service charges, including replacement of or payment for Real Power Losses and other expenses incurred in order to deliver Energy to the Point of Delivery. NSP shall be responsible for any costs including transmission service charges and replacement of or payment for Real Power Losses and other charges associated with the Accreditable Capacity and Energy, or its receipt, of and from the Point of Delivery.

               Section 6.04 In the event that (1) the Parties do not agree to Point of Delivery other than the Point of Interconnection; and (2) MH’s Transmission Provider adopts an OATT (or subsequent transmission service as allowed by this Agreement), that does not permit MH to reserve transmission service solely within Canada for the delivery of Energy to NSP at the Point of Delivery; and (3) MH is required to modify the transmission service arranged for the purposes of this Agreement, then: MH shall be responsible for reserving alternate transmission service for Delivery of the Energy to NSP. In that circumstance, the Parties shall cooperate in good faith to allocate such transmission costs equitably to conform with the cost allocation provided in Section 6.03 (ie. based on costs incurred north versus south of the Point of Interconnection). If the Parties cannot reasonably agree on such allocation, the matter shall be resolved pursuant to Section 10.09.

               Section 6.05

               (1) Omitted: confidential treatment under Rule 24b-2 requested

               (2) Omitted: confidential treatment under Rule 24b-2 requested

               (3) Notwithstanding the foregoing, nothing in this Section 6.05 shall preclude or limit NSP’s right to designate the resources purchased under this Agreement as “renewable resources” or to apply any portion of this purchase to applicable portfolio standards or other regulatory requirements related to renewable resources, provided that such designation or application by NSP shall not obligate MH to manage the supply of Energy purchased pursuant to this Agreement in any particular manner, nor restrict MH from the particular type of generating resources used to supply the Energy purchased pursuant to this Agreement (including energy obtained from third party purchases, regardless of the generation type used by the third party), nor shall anything in this Section 6.05 constitute a representation by MH that the Energy supplied by MH pursuant to this Agreement is supplied from renewable resources.

ARTICLE 7

CONDITIONS OF SALE AND PURCHASE

               Section 7.01

(1) This Agreement shall be conditional upon the Parties receiving by July 31, 2003, and maintaining in effect the listed approvals:

-	the final non-appealable approvals of the National Energy Board of Canada, the US Department of Energy, the US Securities Exchange Commission, the Minnesota Public Utilities Commission, accreditation by the MAPP Reliability Council for the 500 MW of Accreditable Capacity purchased pursuant to this Agreement, the Lieutenant Governor in Council of Manitoba, the board of directors of MH and any other approvals required by law.

(2) MH shall seek approval from the National Energy Board and the Lieutenant Governor in Council of Manitoba, the board of directors of MH and any other approvals required in Canadian law for this transaction. NSP shall seek approval from the US Department of Energy, the US Securities Exchange Commission, the Minnesota Public Utilities Commission, MAPP Reliability Council accreditation, and any other United States or Minnesota approvals required by law.

(3) Both Parties shall use commercially reasonable efforts to secure these approvals, including providing reasonable assistance to the other Party, if requested.

(4) Each Party shall notify the other Party as soon as practicable following the failure to obtain a required approval.

(5) If any of the referenced approvals are denied, conditionally approved or revoked, the Parties shall negotiate in good faith to implement amendments to this Agreement that overcome the denial, or revocation or to satisfy the conditions imposed. In the event that any denials cannot be overcome or conditions cannot be satisfied through such good faith negotiations, this Agreement shall terminate as of the earlier of July 31, 2003 or written notice of one Party advising the other Party that the impediment cannot be reasonably solved. In the event that any of the above referenced approvals is obtained, but later revoked, this Agreement shall terminate as of the date of revocation.

               Section 7.02 NSP shall seek accreditation from MAPP for 500 MW of Accreditable Capacity purchased pursuant to this Agreement. If, after receiving accreditation, at any time during the Contract Term, MAPP accreditation of the Accreditable Capacity purchased pursuant to this Agreement is reduced below 500 MW, then MH and NSP’s obligations under this Agreement shall be reduced pro rata based on a percentage derived from the reduced accreditation divided by 500 MW. Said reduction of obligations shall be considered NSP’s sole and exclusive remedy for failure by MH to make Accreditable Capacity available to NSP.

ARTICLE 8

FORCE MAJEURE

     Section 8.01 Neither Party shall be in breach or liable for any delay or failure in its performance under this Agreement to the extent such performance is prevented or delayed due to a Force Majeure, provided that:

(1) the non-performing Party shall give the other Party notice promptly (and within 48 hours if possible) after the non-performing Party’s knowledge of the commencement of the Force Majeure, with written confirmation to be supplied within 10 days after the commencement of the Force Majeure further describing the particulars of the occurrence of the Force Majeure;

(2) the delay in performance shall be of no greater scope and of no longer duration than is directly caused by the Force Majeure;

(3) the Party whose performance is delayed or prevented shall proceed with reasonable efforts to overcome the Force Majeure which is preventing or delaying performance and shall provide weekly written progress reports to the other Party during the period that performance is delayed or prevented describing actions taken and to be taken to remedy the consequences of the Force Majeure, the schedule for such actions and the expected date by which performance shall no longer be affected by the Force Majeure;

(4) when the performance of the Party claiming the Force Majeure is no longer being delayed or prevented, that Party shall give the other Party notice to that effect.

ARTICLE 9

CREDITWORTHINESS

               Section 9.01 For the purpose of determining whether a Party is able to meet its obligations pursuant to this Agreement, a Party may require reasonable credit review procedures. If requested by a Party, the other Party shall deliver (i) within 120 days following the end of each fiscal year, a copy of such Party’s annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of such Party’s quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles or such other principles then in effect, provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such Party shall diligently pursue the preparation, certification and delivery of the statements.

               Section 9.02 If a Party (“Requesting Party”) has reasonable grounds to believe that the other Party’s creditworthiness or performance under this Agreement has become unsatisfactory, the Requesting Party shall provide the other Party with written notice requesting Performance Assurance in an amount determined by the Requesting Party in a commercially reasonable manner. For the purposes of this Article, unsatisfactory creditworthiness shall mean that the credit rating for senior unsecured debt of the affected Party, as determined by the applicable credit rating agencies, has fallen below investment grade. Upon receipt of such notice the other Party shall have fourteen (14) Business Days to remedy the situation by providing Performance Assurance to the Requesting Party in an amount reasonably determined by the Requesting Party. In the event that the other Party fails to provide such Performance Assurance, or a guarantee or other credit assurance acceptable to the Requesting Party within three (3) Business Days of receipt of notice, then the Requesting Party may terminate this Agreement upon thirty (30) days notice.

ARTICLE 10

REMEDIES/ARBITRATION

               Section 10.01 If for reasons provided in Section 3.06, but excluding any curtailments or inability to deliver arising from or related to circumstances or events occurring in the United States that are not caused by MH, MH fails to deliver at least (Omitted: confidential treatment under Rule 24b-2 requested) of Guaranteed Energy Scheduled by NSP in a month for twelve months, whether consecutive or not, in any thirty-six consecutive month period, NSP shall be entitled to terminate this Agreement by notifying MH in writing of its decision to terminate and the effective date of termination. Notwithstanding the foregoing, NSP’s entitlement to terminate must be exercised within six (6) calendar months of the date when such right first arose.

               Section 10.02 Failure by MH to deliver Guaranteed Energy, except where such failure is excused by the terms and conditions of this Agreement, shall constitute an Event of Default. Failure by NSP to make payments for undisputed amounts due under this Agreement to MH within 30 days after notice from MH that such payment is due shall constitute an Event of Default.

               Section 10.03 In the event the defaulting Party fails to cure the Event of Default, or upon the occurrence of an incurable Event of Default, the non-defaulting Party may terminate the Agreement by notifying the defaulting Party in writing of the decision to terminate and the effective date of the termination. Such termination shall be cumulative of and not in lieu of any other remedies set forth in this Agreement.

               Section 10.04 Upon termination of the Agreement by MH or NSP due to an Event of Default or pursuant to Section 10.01, Section 10.03 or Section 7.01(5): (1) NSP shall have no future or further obligation to purchase the Accreditable Capacity or Energy under this Agreement or to make any payment whatsoever under this Agreement, except for payments for obligations arising or accruing prior to the effective date of termination; and (2) MH shall have no future or further obligation to provide the Accreditable Capacity or deliver the Energy to NSP under this Agreement or to satisfy any other obligation of this Agreement, except for payments or other obligations arising or accruing prior to the effective date of termination.

               Section 10.05 Except as otherwise specifically provided in this Agreement, neither Party shall be liable to the other under this Agreement for any indirect, punitive, exemplary, special or consequential damages, including but not limited to, loss of use, loss of revenue, loss of profit, loss of tax benefits, or interest charges. The Parties recognize and agree that the cost to NSP of procuring energy or capacity to replace any Energy or Accreditable Capacity provided in accordance with Section 2.02 and in the amounts allowed in Section 7.02 that MH fails to make available or deliver to the Point of Delivery and for which MH’s failure is not excused, shall be deemed to be a direct and recoverable damage and not an indirect or consequential damage.

               Section 10.06 Each Party recognizes that NSP is relying upon the availability of the Accreditable Capacity provided in accordance with Section 2.02 and in the amounts allowed in Section 7.02 and Energy provided from the System Participation Power and that this Agreement is a significant asset of MH. Each Party further agrees that, if it defaults under this Agreement, and if the other Party thereafter brings an action seeking specific performance of this Agreement, the defaulting Party shall not defend against such action on the basis of the non-defaulting Party having an adequate remedy at law.

               Section 10.07

(1) MH shall indemnify NSP from, any damages or injury NSP may suffer or incur as a result of Third Party Claims arising from MH’s failure to perform or negligent performance of its obligations under this Agreement, except to the extent such damages or injury were caused by the misconduct of NSP. NSP shall indemnify MH from, any damages or injury MH may suffer or incur as a result of Third Party Claims arising from NSP’s failure to perform or negligent performance of its obligations under this Agreement, except to the extent such damages or injury were caused by the misconduct of MH. For the purposes of this section:

(a)	“misconduct” includes negligent acts or omissions by a Party, and

(b)	“damages or injury” includes indirect, incidental and consequential damages suffered by a third party, and without restricting the generality of the foregoing, expenses or liabilities associated with the interruption of power, energy or related services to any third party, excepting damage or injury where said interruption is contemplated and authorized pursuant to the terms of this Agreement, including Sections 3.06 and 3.07.

(2) Each Party shall promptly notify the other Party of claims, demands or actions that may result in a claim for indemnity. Failure to notify shall not relieve a Party from liability unless, and then only to the extent that, such failure results in the forfeiture by such Party of a substantial right or defense. No settlement of any claim that may result in a claim for indemnity may be made by either Party without the prior written consent of the other Party, which consent may not be unreasonably withheld. Neither Party shall be liable under this Agreement in respect of any settlement of a claim unless it has consented in writing to such settlement.

               Section 10.08 Any claim, counterclaim, demand, cause of action, dispute or controversy arising out of or relating to this Agreement shall be resolved in accordance with the terms of Article 10 of the Coordination Agreement, which terms are hereby incorporated by reference. The provisions of this Article shall survive beyond the Contract Term.

ARTICLE 11

GENERAL

               Section 11.01 This Agreement shall be effective upon execution by the Parties, subject to satisfaction of the requirements of Section 7.01, and shall continue until the later of April 30, 2015, or such other effective date of termination if terminated earlier pursuant to Sections 7.01, 10.01 or

10.03, and the date upon which all obligations under this Agreement are discharged.

               Section 11.02

(1) The rights and obligations of this Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any purported assignment of this Agreement in the absence of the required consent shall be void.

(2) Notwithstanding Section 11.02(1) above, the Parties may, without the other Party’s consent, assign this Agreement to a wholly owned subsidiary or corporate successor or as security in any financing provided that such assignment shall not relieve the assignor of its liability hereunder.

(3) Notwithstanding Section 11.02(1) above, NSP may, at its sole option and without MH’s consent or approval, sell, transfer or assign all or any part of the Energy and associated Accreditable Capacity delivered to it under this Agreement to another electric utility or other buyer(s); provided, however, that such transfer or assignment shall not affect MH’s obligations or rights under this Agreement.

               Section 11.03 This Agreement does not confer any exclusive rights on either Party with respect to the sale or purchase of capacity, energy or related services. Neither Party has actual, apparent, or inherent authority to bind the other Party as agent, and this Agreement is not intended to and does not create the relationship between the Parties of employer-employee, principal-servant, franchise, association, joint venture or partnership.

               Section 11.04 Any notices other than those required by Sections 3.09, 3.06(c), 8.01(1) and 8.01(4), demands or requests required or authorized by this Agreement shall be in writing to the “Executive Officers” as follows:

Vice-President
Power Supply
Manitoba Hydro
Post Office Box 815
Station Main
Winnipeg, Manitoba R3C 2P4

if to the Manitoba Hydro-Electric Board;

and to:

Manager, Purchased Power
Xcel Energy Services
1099 18th Street
Suite 3000
Denver, CO 80202

if to Northern States Power Company,

and shall be effective upon actual receipt by the Party to whom addressed. The designation of the persons to be notified or the address of such persons may be changed at any time by similar notice.

               Section 11.05 Each Party shall keep complete and accurate records and memoranda of its operations and transactions under this Agreement and shall maintain such data as may be necessary to determine with reasonable accuracy information required by this Agreement. With respect to invoice records, each Party shall maintain such records, memoranda and data for the current calendar year plus a minimum of six previous calendar years. The Parties, or their respective designees, shall each have the right upon reasonable prior notice to inspect, review and take copies of each other’s records and data as reasonably necessary to resolve issues, verify costs and ascertain the reasonableness and accuracy of any statements of cost relating to transactions hereunder. The Parties or their designees shall have the right upon reasonable prior notice to inspect, review and take copies of the other Party’s records as far as such records concern curtailments required by this Agreement. Each Party shall treat such information as confidential and shall not disclose the information on the same conditions set forth in Section 11.14.

               Section 11.06 Each Party hereby grants its consent to the other Party to record Scheduling telephone calls and electronic communications for the purpose of this Agreement. All written records and recordings of such telephone calls and electronic communications that are not subject to any legal privilege, regardless of form, shall be admissible in any arbitration or other legal proceeding between the Parties arising out of this Agreement.

               Section 11.07 Unless otherwise specifically provided herein, this Agreement may be altered, modified, varied or waived, in whole or in part, only by written Supplementary Agreement.

               Section 11.08 This Agreement represents the entire agreement between the Parties with respect to the subject matter hereof and terminates and supersedes all prior oral and written proposals, including the document entitled, “500 MW Agreement Negotiation Points” executed by the Parties on November 21, 2001, and communications pertaining hereto. There are no representations, conditions, warranties or agreements, expressed or implied, statutory or otherwise, with respect to or collateral to this entire Agreement other than those contained herein or expressly incorporated herein.

               Section 11.09 Each of the Parties are parties to existing agreements with other parties which may include providing for interconnection, pooling and interchange of electrical services. This Agreement shall not affect the obligations and rights of a Party with respect to such existing agreements.

               Section 11.10 MH irrevocably agrees to waive the protections of the Foreign Sovereign Immunities Act, 28 U.S.C. § 1602, et seq., in connection with this Agreement.

               Section 11.11 This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

               Section 11.12 It is acknowledged and agreed that Accreditable Capacity, Energy and related services are inherently dangerous, and MH offers no warranty, express or implied, that the Accreditable Capacity, Energy or related services will not cause injury to person or property.

               Section 11.13 This Agreement shall be subject to the present and future local, state, provincial and federal laws of Canada and the United States, regulations or orders of lawful authorities and may be suspended by or as a result of an order of competent authority in case of war, but this Agreement shall become effective again as soon as such order is rescinded or the approval for the transfer of Accreditable Capacity and Energy is again secured.

               Section 11.14 Neither Party shall disclose any of the terms or conditions of this Agreement to a third party (other than the Party’s and its Affiliates’ employees, lenders, counsel, or accountants who have a need to know such information and have agreed to keep such terms confidential), except to satisfy the conditions of sale and purchase identified in Section 7.01 or in order to comply with any applicable law, order, regulatory requirement or request, or exchange rule; provided, each Party shall notify the other Party of any proceeding of which it is aware which may result in disclosure and use reasonable efforts to prevent or to limit the disclosure. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.

THE MANITOBA HYDRO-ELECTRIC BOARD		NORTHERN STATES POWER COMPANY

/s/ A. D. Cormie A. D. Cormie		/s/ Paul Bonavia Paul Bonavia
Division Manager		Vice President

DATE:	8/1/02	DATE:	7/30/02

INTERBANK TRANSFER OF FUNDS ACCOUNT DESIGNATIONS

For The Manitoba Hydro-Electric Board:

Bank wire transfer to:	Chase Manhattan Bank, New York ABA Account Number 021000021

for transfer to:	Royal Bank, Main Branch Winnipeg, Manitoba Transit Number: 00007-003

for credit to:	Manitoba Hydro Account Number: 404-580-3

For Northern States Power Company:

Bank wire transfer to:	Wells Fargo, NA Minneapolis, MN Bank ABA #091000019 Acct #31966 Reference: Northern States Power Company